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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported):  October 5, 1998
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                             ASPEN TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)



          DELAWARE                     0-24786                    04-2739697
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(State or other jurisdiction         (Commission                (IRS employer
    of incorporation)                file number)            identification no.)



TEN CANAL PARK, CAMBRIDGE, MASSACHUSETTS                             02141
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(Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code:  (617) 949-1000
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

         On October 5, 1998, a purported class action lawsuit was filed in the United States District Court for the District of Massachusetts against the Company and certain of its officers and directors, on behalf of purchasers of the Company's common stock between April 28, 1998 and October 2, 1998. The lawsuit seeks an unspecified amount of damages and claims violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, alleging that the defendants issued a series of materially false and misleading statements concerning the Company's financial condition, its operations and integration of several acquisitions. The Company believes it has meritorious legal defenses to the lawsuit and intends to defend vigorously against this action. The Company is currently unable, however, to determine whether resolution of this matter will have a material adverse impact on the Company's financial position or results of operations, or reasonably estimate the amount of the loss, if any, that may result from resolution of this matter.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ASPEN TECHNOLOGY, INC.



Date: October 7, 1998                   By: /s/ Lisa W. Zappala
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                                            Lisa W. Zappala
                                            Chief Financial Officer